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                                                                   Exhibit 99.1

For Immediate Release

Contact: Scott Meyerhoff
Chief Financial Officer
(770) 248-9600


           Intercept ANNOUNCES AGREEMENTS TO ACQUIRE INTERNET BILLING
               COMPANY, LTD. AND ELECTRONIC PAYMENT EXCHANGE, INC.

                Launches Major Expansion in Merchant Processing;
          Annual Transaction Volume to Increase to More Than $6 Billion

NORCROSS, GA (March 19, 2002) - InterCept, Inc. (Nasdaq: ICPT), a leading provider of banking technology products and services for community financial institutions, today announced a major expansion in its merchant processing operations. InterCept has entered into a definitive agreement to acquire the assets of Internet Billing Company, Ltd. (iBill), a Ft. Lauderdale-based provider of transaction processing for Web merchants. Separately, InterCept also signed a binding letter agreement to acquire Electronic Payment Exchange, Inc.
(EPX), an end-to-end provider of transaction processing services based in New Castle, Delaware.

John W. Collins, InterCept's CEO, stated, "Since 1996, we have provided merchant portfolio management services to community bank customers. However, our role has been limited to serving as the middleman for our bank customer and the payment processing companies. The acquisitions of iBill and EPX will enable InterCept to become a full-service provider of end-to-end credit card processing solutions for multiple sales channels - Internet, point of sale, call center, mail order and wireless channels. iBill and EPX fit perfectly into our plan to grow our company through strategic acquisitions of businesses that add large volumes of customers, provide recurring revenue and offer strong growth opportunities."

Commenting on the acquisition, Garrett M. Bender, iBill's President and CEO, stated, "iBill's turnkey e-commerce solution is designed specifically for online merchants. Our goal is to reduce the costs and risks for merchants who do business online, whether they are small Internet merchants or online divisions of global merchants. Currently, we process approximately $450 million in annual transaction volume. By partnering with InterCept and EPX, we will now be able to offer merchants a multi-channel solution to complement their online business."

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InterCept Announces Agreements to Acquire
 Two Electronic Payment Companies
Page 2
March 19, 2002


Raymond Moyer, EPX's President and CEO, stated, "EPX offers a single source for payment solutions, eliminating the need for businesses to establish multiple relationships with banks, front-end system providers, gateways, independent sales organizations and back-end processing companies. Presently, we process approximately $5 billion in annual transaction volume. We believe the combination of our payment processing solution, InterCept's financial strength and iBill's sales and marketing expertise will enable us to meet the demands of all types of merchants of any size."

Commenting on the synergies provided by EPX and iBill, Mr. Collins said, "Our goal is to provide community financial institutions with the technology solutions necessary for them to remain competitive. Presently, our merchant processing division provides services to approximately 160 community banks with over $1 billion in transaction volume. The addition of iBill and EPX to our merchant processing division will enable us to provide our community financial institution customers with a transaction processing solution that they can offer to their customers at competitive rates, enabling them to further solidify their relationship with their local merchants."

Mr. Collins added, "Together, InterCept, iBill and EPX will offer a full-service, end-to-end transaction processing solution for both traditional `brick and mortar' companies and online merchants. By adding the advanced payment solutions offered by iBill and EPX to our existing merchant processing division, we believe InterCept can become a market leader in transaction processing."

InterCept believes the iBill and EPX transactions together will contribute additional revenues of approximately $49-$52 million and EBITDA of approximately $9-$10 million for the remainder of 2002, and $92-$94 million in revenues and $22-$24 million in EBITDA in 2003. Additionally, InterCept believes this transaction will add $0.01-$0.02 to its earnings per share for the remainder of 2002 and will add $0.08-$0.10 to 2003 earnings per share.

Robertson Stephens acted as exclusive financial advisor to InterCept in connection with the acquisition of iBill. Credit Suisse First Boston acted as financial advisor for InterCept's acquisition of EPX.

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InterCept Announces Agreements to Acquire
 Two Electronic Payment Companies
Page 3
March 19, 2002


Conference Call and Webcast Information

InterCept has scheduled a conference call to discuss these transactions at 10:00 AM EST on Wednesday, March 20, 2002. InterCept will also provide an online Web simulcast and rebroadcast of the call. Live broadcast of the call will be available online at www.intercept.net.
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To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software. An online replay of the call will be available shortly after it ends and will continue to be available through April 20, 2002.

About iBill

iBill provides secure transaction services that enable Web merchants to accept and process real-time payments for goods and services purchased over the Internet. It also manages all back-office functions including reporting, tracking, customer service and sales transactions. The company's service is powered by proprietary technology that integrates online payment processing, fraud control, affiliate management and financial reporting and tracking. For more information about iBill, go to www.iBill.com.
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About EPX

EPX is a full-service electronic payment processing company that specializes in enabling businesses to accept credit card, debit card and electronic check payments. EPX's system is completely Internet-based and provides straight-through processing that eliminates a business's need to use a gateway or invest in front-end technology to process, whether their transactions take place online, over the telephone or at the point of sale. For more information visit www.epx.com.
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About InterCept

InterCept is a single-source provider of a broad range of technologies, products and services that work together to meet the technology and operating needs of community financial institutions. InterCept's products and services include core data processing, check processing and imaging, electronic funds transfer, data communications management, and related products and services. For more information about InterCept, go to www.intercept.net or call 770.248.9600.
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InterCept Announces Agreements to Acquire
 Two Electronic Payment Companies
Page 4
March 19, 2002

This release contains statements that constitute forward-looking statements within the meaning of the securities laws. These statements, as well as other statements that may be made by management in the conference call, include all statements regarding our intent, belief or expectations with respect to, among other things: (1) whether we can continue to sustain our current internal growth rate or our total growth rate; (2) whether we can close and integrate the acquisitions of iBill and EPX; (3) trends affecting our operations, financial condition and business; (4) our growth and operating strategies; (5) our ability to achieve our sales objectives; (6) whether we will achieve the projected results of operations of iBill and EPX; and (7) the continued and future acceptance of and demand for our products and services by our customers. These forward-looking statements are not guarantees of future performance, and actual results may differ materially from those expressed or implied by the forward-looking statements as a result of risks related to: our ability to achieve, manage or maintain growth and execute our business strategy successfully; our ability to close the proposed transactions and integrate them into our business; our ability to sell our products and services to financial institution customers; our dependence on developing, testing and implementing enhanced and new products and services; any additional funding that we may provide Netzee; our ability to respond to competition; the volatility associated with "small-cap" companies; and various other factors discussed in detail in our filings with the SEC, including the "Risk Factors" section in our Registration Statement on Form S-3 (Registration No. 333-64834) as declared effective by the SEC on August 7, 2001, as amended.

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